                                                                     EXHIBIT 4.3


                                   MTL INC.,
                                  as Issuer,

                       the NEW GUARANTORS named herein,
                                 as Guarantors

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  as Trustee

                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 28, 1998
                                      to

                                   INDENTURE

                            Dated as of June 9,1998

                                    between

                              MTL INC., as Issuer

                  the GUARANTORS named therein, as Guarantors

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                              up to $275,000,000

                                 $100,000,000
                    10% Senior Subordinated Notes due 2006

                                  $40,000,000
Floating Interest Rate Subordinated Term Securities ("FIRSTS")(SM)/*/ due 2006

________________________________________________________________________________



_______________________
     *FIRSTS(SM) is a service mark of BT Alex. Brown Incorporated

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 28, 1998, by and between MTL Inc., a Florida corporation (the "Company"), Chemical Leaman Corporation, a Pennsylvania corporation ("Chemical Leaman"), the subsidiaries of Chemical Leaman listed on the signature page hereof (the "CLC Subsidiaries" and, together with Chemical Leaman, the "New Guarantors"), and United States Trust Company of New York, a New York banking corporation, as Trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 9, 1998 (the "Indenture"), providing for the issuance of its 10% Senior Subordinated Notes due 2006 and Floating Interest Rate Subordinated Term Securities ("FIRSTS")(SM) due 2006 (the "Initial Notes") and, when and if issued as provided in the Registration Rights Agreement, Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities due 2006 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"); and

     WHEREAS, the Company, through its wholly-owned subsidiary, Palestra Acquisition Corp., a Delaware corporation, Chemical Leaman and the shareholders of Chemical Leaman have entered into an Agreement and Plan of Merger dated as of June 23,1998, as amended, which contemplates the purchase by the Company of all of the outstanding capital stock of Chemical Leaman; and

     WHEREAS, the Company desires to have Chemical Leaman and the CLC Subsidiaries become Restricted Subsidiaries under the Indenture; and
     WHEREAS, domestic Restricted Subsidiaries are required to become Guarantors pursuant to Section 4.18 of the Indenture prior to guaranteeing Indebtedness of the Company; and

     WHEREAS, each of Chemical Leaman and the CLC Subsidiaries desires to become a Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

     WHEREAS, Chemical Leaman and the CLC Subsidiaries have been duly authorized by each of their respective Board of Directors to enter into, execute and deliver this First Supplemental Indenture; and

     NOW THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the New Guarantors and the Trustee agree as follows:


------------------------
          * FIRSTS(SM) is a service mark of BT Alex. Brown Incorporated.

                             ADDITIONAL GUARANTORS

SECTION 1. Simultaneously with the execution of this First Supplemental Indenture, each of the New Guarantors shall be deemed to be a "Guarantor" under and as defined in the Indenture, shall assume all the obligations of a Guarantor under the Securities and the Indenture as described in the Indenture, and hereby, jointly and severally, unconditionally and irrevocably guarantees, as principal obligor and not only as a surety, to each Holder of the Securities the cash payments in United States dollars of principal of, premium, if any, and interest on the Securities in the amounts and at the times when due and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee under the Indenture or the Securities and all other obligations shall be promptly paid in full or performed, all in accordance with the terms of the Securities and the Indenture.

SECTION 2. Except as expressly supplemented by this First Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Securities issued thereunder shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 3. This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 4. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 5. Any and all notices, requests, certificates and other instrument executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this First Supplemental Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

SECTION 6. This First Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 7. In the event of a conflict between the terms of this First Supplemental Indenture and the Indenture, this First Supplemental Indenture shall control.

SECTION 8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the New Guarantors.

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the day and year first above written.


UNITED STATES TRUST COMPANY
 OF NEW YORK, as Trustee


By:________________________
Name:
Title:

                         CHEMICAL LEAMAN CORPORATION


                         By:______________________________________
                            Name:
                            Title:

                         CHEMICAL PROPERTIES, INC.

                         By:______________________________________
                            Name:
                            Title:

                         CAPACITY MANAGEMENT SYSTEMS, INC.

                         By:______________________________________
                            Name:
                            Title:

                         CORE LOGISTICS MANAGEMENT, INC.

                         By:______________________________________
                            Name:
                            Title:

                         ENVIROPOWER, INC.

                         By:______________________________________
                            Name:
                            Title:

                         LEAMAN AIR SERVICES, INC.

                         By:______________________________________
                            Name:
                            Title:


                         PICKERING WAY FUNDING CORP.

                         By:______________________________________
                            Name:
                            Title:

                         POWER PURCHASING, INC.

                         By:______________________________________
                            Name: :
                            Title:

                         AMERICAN TRANSINSURANCE
                         GROUP, INC.

                         By:______________________________________
                            Name:
                            Title:


                         CHEMICAL LEAMAN TANK LINES, INC.

                         By:______________________________________
                            Name:
                            Title:

                         FLEET TRANSPORT COMPANY, INC.

                         By:______________________________________
                            Name:
                            Title:

                         QUALA SYSTEMS, INC.

                         By:______________________________________
                            Name:
                            Title:

                         CLT SERVICES, INC.

                         By:______________________________________
                            Name:
                            Title:

                         QSI SERVICES, INC.

                         By:______________________________________
                            Name:
                            Title:

                              LEAMAN LOGISTICS, INC.

                         By:______________________________________
                            Name:
                            Title:

                         TRANSPLASTICS, INC.

                         By:______________________________________
                            Name:
                            Title:

                         MTL INC.,
                             as Issuer

                         By:______________________________________
                            Name:
                            Title:

                             OFFICERS' CERTIFICATE
                         FIRST SUPPLEMENTAL INDENTURE


     The undersigned, Charles J. O'Brien, the President and Chief Executive Officer, and Robert Kasak, the Secretary of MTL Inc. (the "Company"), are
                                                           -------
furnishing this Certificate in connection with the Company's execution and delivery of the First Supplemental Indenture dated the date hereof (the "First
                                                                         -----
Supplemental Indenture") by and among the Company, Chemical Leaman Corporation,
----------------------
a Florida corporation, and the subsidiaries of Chemical Leaman listed therein and you, as Trustee (the "Trustee"). The First Supplemental Indenture amends
                          -------
the Company's existing indenture dated as of June 9, 1998 (the "Indenture")
                                                                ---------
providing for the issuance of its 10% Senior Subordinated Notes due 2006 and Floating Interest Rate Subordinated Term Securities due 2006 (the "Initial Notes") and, when and if issued as provided in the Registration Rights Agreement, Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities due 2006 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"). This letter is delivered to you pursuant to Section 13.04 of the Indenture. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Indenture, as amended.

     We have reviewed Sections 4.18, 9.01, 9.06, 13.04 and 13.05 of the Indenture, including each of the conditions and the definitions relating thereto included in the Indenture, and have made such examinations and investigations which, in our opinion, are reasonably necessary to enable us to express an informed opinion regarding the matters set forth herein.

     Based on the foregoing, we are of the opinion that all conditions precedent required under the Indenture in connection with the Trustee's acceptance and execution of the First Supplemental Indenture have been complied with.



                         SIGNATURES APPEAR ON NEXT PAGE

     IN WITNESS WHEREOF, we have hereunto set our hands as of the 28th day of August, 1998.

                                    By:_______________________________________
                                       Name: Charles J. O'Brien
                                       Title: President and Chief
                                              Executive Officer


                                    By:_______________________________________
                                       Name: Robert Kasak
                                       Title: Secretary

United States Trust Company of New York, as Trustee
114 West 47th Street
New York, New York 10036-1532
Attention:  Corporate Trust

     Re: First Supplemental Indenture of MTL Inc.
         ----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for MTL Inc., a Florida corporation (the "Company"), Chemical Leaman Corporation, a Pennsylvania corporation and a wholly
 -------
owned subsidiary of the Company ("Chemical Leaman"), and each of the Chemical
                                  ---------------
Leaman subsidiaries listed on Annex A hereto (the "CLC Subsidiaries"), in
                                                   ----------------
connection with the negotiation, execution and delivery of the First Supplemental Indenture dated the date hereof (the "First Supplemental
                                                   ------------------
Indenture") by and among the Company, Chemical Leaman, the CLC Subsidiaries and
---------
you, as Trustee (the "Trustee").  The First Supplemental Indenture amends the
                      -------
Company's existing indenture dated as of June 9, 1998 (the "Indenture")
                                                            ---------
providing for the issuance of its 10% Senior Subordinated Notes due 2006 and Floating Interest Rate Subordinated Term Securities due 2006 (the "Initial Notes") and, when and if issued as provided in the Registration Rights Agreement, Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities due 2006 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"). This letter is delivered to you pursuant to Section 13.04 of the Indenture. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

     As counsel to the Company, we have reviewed Sections 4.18, 9.01, 9.06,
13.04 and 13.05 of the Indenture, including each of the conditions and the definitions relating thereto included in the Indenture, and have made such examinations and investigations which, in our opinion, are necessary to enable us to express an option regarding the matters set forth herein.

     Based on the foregoing, we are of the opinion that (i) the execution of the First Supplemental Indenture is authorized or permitted by the Indenture and all conditions required under the Indenture in connection with the Trustee's acceptance and execution of the First Supplemental Indenture have been satisfied, (ii) the First Supplemental Indenture complies in all material respects to the Trust Indenture Act of 1939, as amended and in effect on the date hereof and (iii) the First Supplemental Indenture has been duly authorized, executed and delivered by Chemical Leaman and the CLC Subsidiaries and constitutes a legal, valid, binding and enforceable obligation of each of them.

     In rendering the foregoing opinion, we express no opinion, either directly or indirectly, as to laws other than the laws of the State of New York, the Federal Laws of the United States of America and the General Corporation Law of the State of Delaware.

     This letter is provided to you solely in connection with the transactions referred to herein. This letter may not be relied by you for any other purpose or relied upon or furnished to any other person without, in each instance, our prior written consent.


                              Very truly yours,

                                    ANNEX A

Name of Subsidiary                            Foreign Jurisdiction Qualifications
------------------                            -----------------------------------
1.   Chemical Properties, Inc.,               LA, MD, MI, NC, NY, OH, SC, WV, WI
      a Pennsylvania corporation
2.   Capacity Management Systems, Inc.,       None
      a Pennsylvania corporation
3.   Core Logistics Management, Inc.,         None
      a Delaware corporation
4.   EnviroPower, Inc.,                       NJ, PA, WV
      a Delaware corporation
5.   Leaman Air Services, Inc.,               None
      a Delaware corporation
6.   Pickering Way Funding Corp.,             PA
      a Delaware corporation
7.   Power Purchasing, Inc.,                  IL, OH, PA
      a Delaware corporation
8.   American Transinsurance Group, Inc.,     IL, PA, MO
      a Delaware corporation
9.   Chemical Leaman Tank Lines, Inc.,        AL, AK, CA, CT, FL, GA, IL, IN, KY, LA,
      a Delaware corporation                  MA, MD, MI, MO, NV, NH, NJ, NY, OH, OK,
                                              OR, PA, RI, SC, TN, TX, VA, WA, WV, WI,
                                              Ontario, Quebec
10.  Fleet Transport Company, Inc.,           CA, GA, IL, IN, KY, LA, MD, MI, MO, NY,
      a Delaware corporation                  NC, OH, PA, SC, TX
11.  Quala Systems, Inc.,                     CA, CT, GA, IL, KY, LA, MI, MO, NC, NJ,
      a Delaware corporation                  OH, PA, SC, TX, WV
12.  CLT Services, Inc.,                      None
      a Delaware corporation
13.  Leaman Logistics, Inc.,                  None
      a Delaware corporation
14.  Transplastics, Inc.                      AL, CA, CT, FL, GA, IL, IN, KY, LA, ME,
      a Delaware corporation                  MD, MA, MI, MN, MS, MO, NH, NJ, NY, NC,
                                              OH, PA, RI, VT, WV, WI
15.  QSI Services, Inc.,                      None
      a Delaware corporation

                                   GUARANTEE
                                   ---------

     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest and Additional Interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 9, 1998, among MTL Inc., a Florida corporation, as issuer (the "Company"), the Guarantors named therein and United States Trust Company of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantors hereby agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:  August 28, 1998

                         CHEMICAL LEAMAN CORPORATION


                         By:__________________________________
                            Name:
                            Title:

                         CHEMICAL PROPERTIES, INC.

                         By:__________________________________
                            Name:
                            Title:

                         CAPACITY MANAGEMENT SYSTEMS, INC.

                         By:__________________________________
                            Name:
                            Title:

                         CORE LOGISTICS MANAGEMENT, INC.

                         By:__________________________________
                            Name:
                            Title:

                         ENVIROPOWER, INC.

                         By:__________________________________
                            Name:
                            Title:

                         LEAMAN AIR SERVICES, INC.

                         By:__________________________________
                            Name:
                            Title:

                         PICKERING WAY FUNDING CORP.

                         By:__________________________________
                            Name:
                            Title:

                         POWER PURCHASING, INC.

                         By:__________________________________
                            Name:
                            Title:

                         AMERICAN TRANSINSURANCE
                         GROUP, INC.

                         By:__________________________________
                            Name:
                            Title:

                         CHEMICAL LEAMAN TANK LINES, INC.

                         By:__________________________________
                            Name:
                            Title:

                         FLEET TRANSPORT COMPANY, INC.

                         By:__________________________________
                            Name:
                            Title:

                         QUALA SYSTEMS, INC.

                         By:__________________________________
                            Name:
                            Title:

                         CLT SERVICES, INC.

                         By:__________________________________
                            Name:
                            Title:

                         QSI SERVICES, INC.

                         By:__________________________________
                            Name:
                            Title:

                         LEAMAN LOGISTICS, INC.

                         By:__________________________________
                            Name:
                            Title:

                         TRANSPLASTICS, INC.

                         By:__________________________________
                            Name:
                            Title: